Exhibit 99.1

PRESS RELEASE

DigitalGlobe Reports Full Year and Fourth Quarter 2015 Results

~Revenue up 7% to $702 million~

~ Net cash flows from operations up 47% to $330 million~

~Exceeds Revised 2015 Guidance Range and Provides 2016 Outlook~

Westminster, Colo., February 25, 2016 – DigitalGlobe, Inc. (NYSE: DGI), a leading global provider of commercial high-resolution earth observation and advanced geospatial solutions, today reported financial results for the full year and fourth quarter ended December 31, 2015.

Full Year Financial Summary:

•	Revenue increased 7.3% year over year to $702.4 million.
•	Adjusted EBITDA grew 24.3% year over year to $355.7 million.
•	Adjusted EBITDA margin expanded 692 bps to 50.6%.
•	Net income was $23.3 million.
•	Net income available to common shareholders was $18.5 million, or $0.26 per diluted share.
•	Net cash flows from operations increased 46.6% year over year to $329.7 million.
•	Free cash flow was $159.8 million.

Fourth Quarter Financial Summary:

•	Revenue declined 2.2% year over year to $181.7 million.
•	Adjusted EBITDA grew 10.2% year over year to $102.4 million.
•	Adjusted EBITDA margin expanded 633 bps to 56.4%.
•	Net income was $10.6 million.
•	Net income available to common shareholders was $9.2 million, or $0.13 per diluted share.
•	Net cash flows from operations increased 20.8% year over year to $92.2 million.
•	Free cash flow was $28.6 million.

Recent Highlights:

•

Announced an agreement with KACST, a long-time direct access customer in Saudi Arabia, and their affiliate, TAQNIA Space, to develop and launch six or more sub-meter small satellites.  KACST and TAQNIA will fully fund and build the satellites and DigitalGlobe will provide its industry leading ground infrastructure, operations expertise, production capabilities, and worldwide sales and distribution capabilities.
•

Announced several early contractual agreements and letters of intent for direct access capacity from international defense and intelligence customers for WorldView-4, scheduled for launch in September 2016.

•	Amended credit agreement to allow additional flexibility on timing of share repurchase program and to increase the threshold for certain mandatory debt repayments.
•

Repurchased 2,660,202 shares of common stock in the fourth quarter for $44.0 million at an average price of $16.54 per share and repurchased a total of $219.6 million of its common stock through December 31, 2015.

•

Repurchased another $44.1 million, or 3,105,912 shares, at an average price of $14.20 since the end of the fourth quarter, and have approximately $71.6 million remaining on our $335.0 million share repurchase authorization.

"We are pleased to report solid Adjusted EBITDA margin expansion and strong free cash flow growth resulting from our continued focus on operational excellence,” said Jeffrey R. Tarr, DigitalGlobe CEO. “We are also encouraged by the performance of our International Defense and Intelligence business, highlighted by strong growth in the quarter, unprecedented early demand for WorldView-4, and our expanded partnership with KACST, a long time direct access customer."

2016 Revenue and Adjusted EBITDA Outlook:

•	Revenue in a range of $670 million to $700 million.
•	Adjusted EBITDA in a range of $330 million to $355 million.
•	Capital expenditures of approximately $125 million.(1)

(1)	Excludes capitalized interest

Conference Call Information:

DigitalGlobe’s management will host a conference call today, February 25, 2016 at 5 p.m. ET to discuss its 2015 fourth quarter and full year financial and operating results.

The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (855) 212-2368

International dial-in: (315) 625-6886

Passcode: 48934805

A replay of the call will be available through March 25, 2016 at the following numbers:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 48934805

DigitalGlobe will also sponsor a live and archived webcast of the conference call on the Investor Relations portion of its website. Click here to directly access the live webcast.

Supplemental earnings materials, including conference call slides and management scripts, are available on the Investor Relations section of the company’s website at www.digitalglobe.com.

About DigitalGlobe

DigitalGlobe is a leading global provider of high-resolution Earth-imagery products and services sourced from our own advanced satellite constellation and third-party providers. Our imagery solutions support a wide variety of users in defense and intelligence, civil agencies, mapping and analysis, environmental monitoring, oil and gas exploration, infrastructure management, Internet portals, and navigation technology. Each day users depend on us to better understand our changing planet in order to save lives, resources and time.

DigitalGlobe is a registered trademark of DigitalGlobe.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained herein, including statements about our 2016 outlook and in the management quotation, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to future events or future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or “looks forward to” or the negative of these terms or other similar words, although not all forward-looking statements contain these words.

Any forward-looking statements are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions. A number of important factors could cause our actual results or performance to differ materially from those indicated by such forward-looking statements, including: the loss, reduction or change in terms of any of our primary contracts or decisions by customers not to exercise renewal options; the availability of government funding for our products and services both domestically and internationally; changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reduction of expenditures to respond to the priorities of Congress and the administration, or budgetary cuts resulting from Congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011); the risk that U.S. government sanctions against specified companies and individuals in Russia may limit our ability to conduct business with potential or existing customers; the outcome of pending or threatened litigation; the loss or impairment of any of our satellites; delays in the construction and launch of any of our satellites or our ability to achieve and maintain full operational capacity of all our satellites; delays in implementation of planned ground system and infrastructure enhancements; loss or damage to the content contained in our ImageLibrary; interruption or failure of our ground system and other infrastructure; decrease in demand for our imagery products and services; increased competition, including possibly from companies with substantial financial and other resources and services, that may reduce our market share or cause us to lower our prices; our inability to fully integrate acquisitions or to achieve planned synergies; changes in satellite imaging technology; our failure to obtain or maintain required regulatory approvals and licenses; changes in U.S. or foreign law or regulation that may limit our ability to distribute our imagery products and services; the costs associated with being a public company; and other important factors, all as described more fully in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2015.

We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Non-U.S. GAAP Financial Measures

EBITDA and Adjusted EBITDA.  EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and may not be defined similarly by other companies. EBITDA and Adjusted EBITDA should not be considered alternatives to net income as indications of financial performance or as alternatives to cash flow from operations as measures of liquidity. There are limitations to using non-U.S. GAAP financial measures, including the difficulty associated with comparing companies in different industries that use similar performance measures whose calculations may differ from ours.

EBITDA and Adjusted EBITDA are key measures used in our internal operating reports by management and our Board of Directors to evaluate the performance of our operations and are also used by analysts, investment banks and lenders for the same purpose. Adjusted EBITDA is a measure being used as a key element of the company-wide bonus incentive plan. We believe that the presentation of EBITDA and Adjusted EBITDA enables a more consistent measurement of period to period performance of our operations, and EBITDA facilitates comparison of our operating performance to companies in our industry. We believe that EBITDA and Adjusted EBITDA measures are particularly important in a capital intensive industry such as ours, in which our current period depreciation is not a good indication of our current or future period capital expenditures. The cost to construct and launch a satellite and to build the related ground infrastructure may vary greatly from one satellite to another, depending on the satellite’s size, type and capabilities. Current depreciation expense is not indicative of the revenue generating potential of the satellites.

EBITDA excludes interest income, interest expense and income taxes because these items are associated with our capitalization and tax structures. EBITDA also excludes depreciation and amortization expense because these non-cash expenses reflect the impact of prior capital expenditure decisions which are not indicative of future capital expenditure requirements.

Adjusted EBITDA further adjusts EBITDA to exclude restructuring, other re-engineering and integration costs, as these are non-core items. Restructuring charges incurred in 2014 are costs incurred to realize efficiencies from the acquisition of GeoEye, such as reducing excess workforce, consolidating facilities and systems, and relocating ground terminals. Restructuring charges incurred in 2015 relate to our re-engineering and restructuring plans announced in 2015, pursuant to which the Company has and expects to continue to reduce global headcount and rationalize our real estate footprint. Other re-engineering charges are associated with the restructuring plans announced in 2015 and represent costs incurred to realize efficiencies from reducing internal and contractor headcount, such as re-engineering processes and enhancing system workflows, as well as costs related to the decision to proactively decommission IKONOS. Integration costs consist primarily of professional fees incurred to assist us with system and process improvements associated with integrating operations as part of the GeoEye acquisition. Additionally, it excludes joint venture gains and losses and the gain on subsidiary disposition because these are non-core items that are not related to our primary operations.

We use EBITDA and Adjusted EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of our overall assessment of our performance and we do not place undue reliance on these non-GAAP measures as our only measures of operating performance. EBITDA and Adjusted EBITDA should not be considered as substitutes for other measures of financial performance reported in accordance with U.S. GAAP.

Free Cash Flow.  Free cash flow is defined as net cash flows provided by operating activities less net cash flows used in investing activities (excluding acquisition of businesses, net of cash acquired).  Free cash flow is not a recognized term under U.S. GAAP and may not be defined similarly by other companies.  Free cash flow should not be considered an alternative to “operating income (loss),” “net income (loss),” “net cash flows provided by (used in) operating activities” or any other measure determined in accordance with U.S. GAAP.  Since free cash flow includes investments in operating assets, we believe this non-GAAP liquidity measure is useful in addition to the most comparable U.S. GAAP measure — “net cash flows provided by (used in) operating activities” because it provides information about the amount of cash generated before acquisitions of businesses that is then available to repay debt obligations, make investments, fund acquisitions, and for certain other activities.  There are limitations to using non-U.S. GAAP financial measures, including the difficulty associated with comparing companies in different industries that use similar performance measures whose calculations may differ from ours.

Performance against key metrics:

	For the three months ended
	December 31,
($ in millions)	2015	2014
Revenue	$181.7	$185.7
Net income available to common stockholders	$9.2	$10.7
Adjusted EBITDA	$102.4	$92.9
Adjusted EBITDA margin	56.4%	50.0%
Net cash flows provided by operating activities	$92.2	$76.3
Free cash flow	$28.6	$49.5
Free cash flow margin	15.7%	26.7%

	For the year ended
	December 31,
($ in millions)	2015	2014
Revenue	$702.4	$654.6
Net income available to common stockholders	$18.5	$13.9
Adjusted EBITDA	$355.7	$286.2
Adjusted EBITDA margin	50.6%	43.7%
Net cash flows provided by operating activities	$329.7	$224.9
Free cash flow	$159.8	$(4.0)
Free cash flow margin	22.8%	(0.6)%

DigitalGlobe, Inc.

Consolidated Statements of Operations

	For the three months ended		For the twelve months ended
	December 31,		December 31,
(in millions, except per share data)	2015	2014	2015	2014
Revenue	$181.7	$185.7	$702.4	$654.6
Costs and expenses:
Cost of revenue	34.1	38.9	144.9	160.4
Selling, general and administrative	47.5	54.3	207.0	221.5
Depreciation and amortization	74.3	65.6	280.7	239.7
Restructuring charges	6.0	—	9.0	1.1
Income from operations	19.8	26.9	60.8	31.9
Interest expense, net	(5.3)	(7.1)	(29.0)	(7.1)
Other income, net	(0.5)	0.4	0.7	0.6
Income before income taxes	14.0	20.2	32.5	25.4
Income tax (expense) benefit	(3.4)	(8.0)	(9.2)	(6.9)
Net income	10.6	12.2	23.3	18.5
Preferred stock dividends	(1.0)	(1.0)	(4.0)	(4.0)
Net income less preferred stock dividends	9.6	11.2	19.3	14.5
Income allocated to participating securities	(0.4)	(0.5)	(0.8)	(0.6)
Net income (loss) available to common stockholders	$9.2	$10.7	$18.5	$13.9

Earnings per share:
Basic earnings per share	$0.13	$0.14	$0.26	$0.19
Diluted earnings per share	$0.13	$0.14	$0.26	$0.18
Weighted average common shares outstanding:
Basic	68.8	74.4	71.0	74.9
Diluted	69.1	75.1	71.5	75.9

DigitalGlobe, Inc.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	For the three months ended		For the year ended
	December 31,		December 31,
(in millions)	2015	2014	2015	2014
Net income	$10.6	12.2	$23.3	$18.5
Depreciation and amortization	74.3	65.6	280.7	239.7
Interest expense, net	5.3	7.1	29.0	7.1
Income tax expense (benefit)	3.4	8.0	9.2	6.9
EBITDA	93.6	92.9	342.2	272.2
Restructuring charges	6.0	—	9.0	1.1
Other re-engineering charges	2.3	—	5.2	—
Integration costs	0.5	—	—	12.9
Gain on disposition of subsidiary	—	—	(1.6)	—
Joint venture losses	—	—	0.9	—
Adjusted EBITDA	$102.4	92.9	$355.7	$286.2

EBITDA margin is calculated by dividing EBITDA by U.S. GAAP revenue. Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by U.S. GAAP revenue. We have not provided a reconciliation of our Adjusted EBITDA outlook to the comparable forward-looking U.S. GAAP financial measure because we are unable to provide a forward-looking estimate of the reconciling items between such non-U.S. GAAP forward-looking measure and the comparable forward-looking U.S. GAAP measure. Certain factors that are materially significant to our ability to estimate these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation to the comparable forward-looking U.S. GAAP measure is not available without unreasonable effort.

DigitalGlobe, Inc.

Reconciliation of Net Cash Flows Provided by Operating Activities to Free Cash Flow

	For the twelve months ended
	December 31,
(in millions)	2015	2014
Net cash flows provided by operating activities	$329.7	$224.9
Net cash flows used in investing activities	(169.9)	(264.6)
Acquisition of businesses, net of cash acquired	—	35.7
Free cash flow	$159.8	$(4.0)

Free Cash Flow margin is calculated by dividing Free Cash Flow by U.S. GAAP revenue.

DigitalGlobe, Inc.

Consolidated Balance Sheets

	As of December 31,
(in millions, except par value)	2015	2014
ASSETS
Current Assets:
Cash and cash equivalents	$126.1	$117.8
Restricted cash	3.6	2.3
Accounts receivable, net of allowance for doubtful accounts of $2.8 and $0.5, respectively	90.8	133.6
Deferred contract costs	13.5	9.1
Prepaid and current assets	17.4	22.6
Deferred taxes (Note 11)	11.9	24.1
Total current assets	263.3	309.5
Property and equipment, net of accumulated depreciation of $1,179.4 and $1,095.5, respectively	2,080.2	2,174.7
Goodwill	484.1	484.5
Intangible assets, net of accumulated amortization of $29.6 and $19.5, respectively	32.9	43.0
Long-term restricted cash	4.3	4.0
Long-term deferred contract costs	47.1	41.8
Other assets	13.2	13.7
Total assets	$2,925.1	$3,071.2
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$3.9	$4.4
Current portion of long-term debt	5.5	5.5
Other accrued liabilities	64.4	62.2
Deferred revenue	80.3	91.0
Total current liabilities	154.1	163.1
Deferred revenue, non-current	284.0	335.1
Long-term debt, net of discount and debt issuance costs (Note 6)	1,104.4	1,108.1
Deferred tax liability, net, non-current (Note 11)	98.3	101.9
Other liabilities	36.2	9.5
Total liabilities	$1,677.0	$1,717.7
COMMITMENTS AND CONTINGENCIES (Note 16)
STOCKHOLDERS’ EQUITY
DigitalGlobe, Inc. stockholders' equity:
Series A convertible preferred stock, $0.001 par value, 0.08 shares authorized; 0.08 issued and outstanding at December 31, 2015 and 2014	—	—
Common stock; $0.001 par value; 250.0 shares authorized; 76.6 shares issued and 67.4 shares outstanding at December 31, 2015 and 76.1 shares issued and 73.2 shares outstanding at December 31, 2014	0.2	0.2
Treasury stock, at cost; 9.2 shares at December 31, 2015 and 2.9 shares at December 31, 2014	(225.8)	(80.1)
Additional paid-in capital	1,502.8	1,484.0
Accumulated deficit	(29.1)	(52.4)
Total DigitalGlobe, Inc. stockholders' equity	1,248.1	1,351.7
Noncontrolling interest	—	1.8
Total stockholders’ equity	1,248.1	1,353.5
Total liabilities and stockholders’ equity	$2,925.1	$3,071.2

DigitalGlobe, Inc.

Consolidated Statements of Cash Flows

	For the year ended December 31,
(in millions)	2015	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$23.3	$18.5	$(68.3)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	280.7	239.7	224.8
Amortization of aerial image library, deferred contract costs and lease incentive	17.8	14.7	16.9
Non-cash stock-based compensation expense, net of capitalized stock-based compensation expense	18.8	18.1	23.0
Excess tax benefit from share-based compensation	(1.0)	(3.0)	—
Deferred income taxes	9.2	6.7	(31.4)
Write-off of debt issuance costs and debt discount	—	—	12.8
Amortization of debt issuance costs and accretion of debt discount, and other	5.8	1.8	3.3
Changes in working capital, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable, net	42.8	(14.7)	(10.4)
Deferred contract costs	(18.5)	(7.2)	(19.1)
Other current and non-current assets	3.2	2.0	(2.2)
Accounts payable	(3.7)	(23.1)	0.1
Accrued liabilities	13.1	4.2	(37.5)
Deferred revenue	(61.8)	(32.8)	14.1
Cash fees paid for early extinguishment of long-term debt and debt discount	—	—	(13.8)
Net cash flows provided by operating activities	329.7	224.9	112.3
CASH FLOWS FROM INVESTING ACTIVITIES:
Construction in progress additions	(160.9)	(222.2)	(273.8)
Property and equipment additions	(2.5)	(11.8)	(13.3)
Acquisition of businesses, net of cash acquired	—	(35.7)	(524.0)
(Increase) decrease in restricted cash	(1.6)	5.1	16.6
Loan to joint venture and other	(4.9)	—	—
Net cash flows used in investing activities	(169.9)	(264.6)	(794.5)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	—	—	1,150.0
Repayment of debt and capital lease obligations	(6.6)	(6.6)	(485.3)
Payment of debt issuance costs	(3.0)	—	(36.2)
Repurchase of common stock	(144.5)	(75.1)	—
Proceeds from exercise of stock options	5.6	11.1	39.6
Preferred stock dividend payment	(4.0)	(4.0)	(3.0)
Excess tax benefit from share-based compensation	1.0	3.0	—
Net cash flows (used in) provided by financing activities	(151.5)	(71.6)	665.1
Net (decrease) increase in cash and cash equivalents	8.3	(111.3)	(17.1)
Cash and cash equivalents, beginning of period	117.8	229.1	246.2
Cash and cash equivalents, end of period	$126.1	$117.8	$229.1
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest, net of capitalized amounts of $32.1, $49.5 and $38.1, respectively	$24.0	$—	$—
Cash paid (refunded) for income taxes	(0.5)	(11.0)	13.9
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Changes to non-cash property, equipment and construction in progress accruals, including interest	$(9.2)	$16.5	$(12.9)
Additions to capital lease obligations	(6.9)	(3.1)	(0.9)
Issuance of shares of common and convertible preferred stock for acquisition of business	—	—	837.8
Stock-based compensation awards issued in acquisition of business, net of income taxes	—	—	13.4
Non-cash preferred stock dividend accrual	(1.0)	(1.0)	(1.0)

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Media Contact

Edelman for DigitalGlobe

Email: DigitalGlobe@edelman.com

Investor Relations Contact

Fred Graffam

Senior Vice President, Investor Relations

Phone: (303) 684-1692

Email: ir@digitalglobe.com